EXHIBIT 4.15

                               THIRD AMENDMENT TO
                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of January 31, 2003 (this "Third Amendment") by and among BANK OF AMERICA, N.A., as successor by merger to Bank of America Illinois ("Lender"), ELXSI, a California corporation ("ELXSI"), BICKFORD'S HOLDINGS COMPANY, INC., a Delaware corporation ("Holdings"), and BICKFORD'S FAMILY RESTAURANTS, INC., a Delaware corporation ("Bickford's" and collectively with ELXSI and Holdings, "Borrower").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Borrower and Lender entered into that certain Amended and Restated Loan and Security Agreement dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002, and that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 30, 2002 (as amended, restated, supplemented or otherwise modified through the date hereof, the "Loan Agreement"); and

         WHEREAS, Borrower has requested that the Lender consent to certain other amendments of the Loan Agreement, as more fully set forth herein.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Loan Agreement, as amended hereby.

         SECTION 2. Amendments.
                    ----------

               a.     The last sentence of the definition of "Note" in Section
1.1 shall be deleted in its entirety and replaced with the following:
"Notwithstanding the terms and provisions of the Notes, each of the Notes shall be deemed amended hereby to provide for a maturity date of June 30, 2003. Provided that (i) no Event of Default has occurred or is continuing under the Loan Agreement and (ii) the Borrower has paid to Lender a $50,000 loan extension fee, Borrower shall have the right to extend the maturity date of the Notes to January 31, 2004, upon written notice delivered to Lender no earlier than June 1, 2003 and no later than June 27, 2003. If the maturity date is so extended, then as of July 1, 2003, Section 2.4.1(b) of the Loan Agreement shall automatically be deemed amended, without further notice, to substitute the terms "five percent (5%)" for the terms "three and one-half percent (3.50%)"".

               b. The definition of "Net Worth" in Section 1.1 shall be deleted in its entirety and replaced with the definition of Net Worth set forth on Supplement A attached hereto.

               c. The definition of "Termination Date" in Section 1.1 shall be deleted in its entirety and replaced with the following: "Termination Date" means June 30, 2003 or such later date as may be fixed pursuant to Section 1.1 of the Loan Agreement".

               d.     The following shall be added as Section 5.37 to the Loan
Agreement:

         "Disposition of Bickford's Business and/or Cues Business/Re-finance of the Loan. On or prior to April 30, 2003, Borrower shall (i) engage the services of an investment banking firm (the "Investment Banker") for the purpose of selling either the Bickford's Business or the Cues Business, or both, or (ii) deliver a re-financing letter (the "Re-financing Letter") from a lending institution proposing to re-finance the Loan and pay off all of the Liabilities in full on or before June 30, 2003. The Investment Banker (and the scope of its engagement) and the Re-financing Letter, shall each be acceptable to Lender, in Lender's sole reasonable discretion. If Borrower fails to comply with the foregoing provisions on or prior to April 30, 2003, Borrower shall, as Lender's sole and exclusive remedy, pay to Lender in immediately available funds on April 30, 2003 a non-refundable, non-compliance fee of $250,000 and Section 2.4.1(b) of the Loan Agreement shall automatically be deemed amended, without further action, to substitute the terms "five percent (5%)" for the terms "three and one-half percent (3.50%)" as of May 1, 2003. If, however, Borrower complies with the foregoing requirements, but (i) the sale of either the Bickford's Business or the Cues Business or (ii) the re-finance of the Loan is not completed on or before June 30, 2003, then Borrower, as Lender's sole and exclusive remedy, shall pay to Lender in immediately available funds on June 30, 2003 a non-refundable, non-compliance fee of $250,000. If Borrower elects to sell the Bickford's Business or the Cues Business, all proceeds of such sale up to the amounts due under the Loan Agreement and the Notes shall be paid directly to Lender and, notwithstanding Section 2.1.4 of the Loan Agreement, the proceeds shall initially be applied to the payments due under the Term Loan in inverse order of maturity and shall not reduce any quarterly principal payments on the Term Loan due under the Loan Agreement and then as provided in Section 2.1.4 of the Loan Agreement. Notwithstanding anything to the contrary contained herein, the consent of Lender shall be required for the sale of the Bickford's Business or the Cues Business, which consent may be withheld in Lender's sole discretion. Failure to pay the non-compliance fee when due shall constitute an immediate Event of Default without notice to Borrower ."

               e. Section 2.11 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         "Reaffirmation. Each request for a Loan by Borrower pursuant to this Agreement shall constitute an automatic certification by Borrower to Lender that (i) all of the representations and warranties of Borrower and each other Obligor in this Agreement and each of the Related Agreements are true and correct on the date of such request to the same extent as if made on such date, except (x) to the extent any such representation or warranty relates solely to an earlier date (including the date hereof) and was true and correct on such earlier date, (y) for such changes as are the result of any act or omission specifically permitted hereunder (or under such Related Agreement) or otherwise expressly agreed to by Lender and (z) for those representations and warranties contained in the Loan Agreement which are affected by that certain Writ of Attachment dated December 3, 2002 (the "Shine Writ of Attachment") issued in the Commonwealth of Massachusetts in the amount of $580,000 on properties owned by Borrower and located in the Commonwealth of Massachusetts and/or the lawsuit captioned James P. Shine v. Bickford's Family Restaurants, Inc. and ELXSI, MICV2002-04975 ("Shine Lawsuit") and (ii) immediately before and after making the requested Loan or issuing the requested Letter of Credit no Event of Default, or Unmatured Event of Default, then exists or would result therefrom."

               f. Supplement A to the Loan Agreement (the "Old Supplement A") is hereby amended by deleting it in its entirety and replacing it with the Supplement A attached to this Third Amendment.

         SECTION 3. Waivers. On the Effective Date, the Lender hereby waives:
(a) any breach of Sections 2.1, 2.2 and 2.3 of the Old Supplement A to the Loan Agreement for fiscal year 2002 and any Events of Default relating thereto; and
(b) any breaches or Events of Default under the Loan Agreement occurring prior to the date hereof relating to the Shine Writ of Attachment or the Shine Lawsuit, provided however, that Lender does not waive any breach or Events of Default under the Loan Agreement which may occur after the date hereof as a result of (i) the attachment of any portion of the Cues Business or any portion of the Bickford's Business located outside of the State of Massachusetts; or
(ii) a order or judgment being issued by a court of competent jurisdiction in the Shine Lawsuit.

         SECTION 4. Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender:

               a. the representations and warranties contained in the Loan Agreement (as amended hereby) and the other Related Agreements and Supplemental Documentation are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made with regard to a particular date and (ii) with respect to the Shine Writ of Attachment and the Shine Lawsuit; and (iii) for such changes as are a result of any act or omission specifically permitted under the Loan Agreement (or under any Related Agreement), or as otherwise specifically permitted by the Lender;

               b. on the Effective Date, after giving effect to this Third Amendment, no Unmatured Event of Default or Event of Default will have occurred and be continuing;

               c. the execution, delivery and performance of this Third Amendment has been duly authorized by all necessary action on the part of, and duly executed and delivered by, the Borrower, and this Third Amendment is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

               d. the execution, delivery and performance of this Third Amendment does not conflict with or result in a breach by the Borrower of any term of any material contract, loan agreement, indenture or other agreement or instrument to which the Borrower is a party or is subject.

         SECTION 5. Conditions Precedent to Effectiveness of Third Amendment. This Third Amendment shall become effective (the "Effective Date") upon completion of each of the following in form and substance satisfactory to
Lender: (a) execution and delivery of this Third Amendment by Lender, Borrowers and Parent; (b) execution and delivery of the Allonge to Term Note, the Allonge to Additional Term Note and Allonge to Revolving Note; (c) the delivery by Borrower of copies of the resolutions of the board of directors of each Borrower authorizing the transactions contemplated hereby, certified as of the date hereof by the Secretary or an Assistant Secretary thereof; (d) payment of a $50,000 loan extension fee; (e) legal opinion from counsel to Borrower in form and substance acceptable to Lender; and (f) delivery by Borrower of such other documents as the Lender may reasonably request.

         SECTION 6. Breach of this Third Amendment. Default in the performance by any Borrower of any of Borrower's agreements set forth herein and continuance of such default for three (3) Business Days after notice thereof to Borrower from Lender shall constitute an Event of Default under the Loan Agreement.

         SECTION 7. Execution in Counterparts. This Third Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 8. Costs and Expenses. The Borrower hereby affirms its obligation under Section 11.3 of the Loan Agreement to reimburse Lender for all reasonable costs, internal charges and out-of-pocket expenses paid or incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Third Amendment, including but not limited to the attorneys' fees and time charges of attorneys for Lender with respect thereto.

         SECTION 9. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUCTED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE INTERNAL CONFLICTS OF LAWS PROVISIONS THEREOF.

         SECTION 10. Effect of Amendment; Reaffirmation of Loan Documents. The parties hereto agree and acknowledge that (a) nothing contained in this Third Amendment in any manner or respect limits or terminates any of the provisions of the Loan Agreement or the other Related Agreements or Supplemental Documentation other than as expressly set forth herein and (b) the Loan Agreement (as amended hereby) and each of the other Related Agreements and Supplemental Documentation remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects. Upon the effectiveness of this Third Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

         SECTION 11. Headings. Section headings in this Third Amendment are included herein for convenience of any reference only and shall not constitute a part of this Third Amendment for any other purposes.


                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                        ELXSI

                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                        Name:  David Doolittle
                                        Title: Vice President

                                        Address: 3600 Rio Vista Avenue, Suite A
                                        Orlando, Florida  32805
                                        Attention:  President
                                        Facsimile number:  407-849-0625


                                        BICKFORD'S HOLDINGS COMPANY, INC.

                                        By:/s/  DAVID DOOLITTLE
                                            ------------------------------------
                                        Name:  David Doolittle
                                        Title: Vice President

                                        Address: 1330 Soldier's Field Road
                                                 Boston, MA  02135

                                        Attention:  Kevin P. Lynch
                                        Facsimile number:  617-787-1620


                                        BICKFORD'S FAMILY RESTAURANTS, INC.

                                        By: /s/ DAVID DOOLITTLE
                                            ------------------------------------
                                        Name:  David Doolittle
                                        Title: Vice President

                                        Address: 1330 Soldier's Field Road
                                                 Boston, MA  02135

                                        Attention:  Kevin P. Lynch
                                        Facsimile number:  617-787-1620

                                        BANK OF AMERICA, N.A.

                                        By: /s/ MICHAEL HAMMOND
                                            ------------------------------------
                                        Name:  Michael Hammond
                                        Title: Senior Vice President

                                        Address: 231 South LaSalle Street
                                                 Chicago, Illinois  60697

                                        Attention:  Chicago Growth Group
                                        Facsimile number:  312-974-2108

                            CONSENT AND RATIFICATION

                          Dated as of January 31, 2003

The undersigned hereby acknowledges receipt of a copy of the foregoing Third Amendment, consents to all the terms and provisions thereof, and ratifies and confirms all the terms and provision of each Related Agreement to which it is a party.

                                       ELXSI CORPORATION

                                       By: /s/ DAVID DOOLITTLE
                                           -------------------------------------
                                       Name:David Doolittle
                                       Title:Vice President

                                  SUPPLEMENT A
                                       TO
                              AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

                     Dated as of April 22, 2002, as amended,
                Between ELXSI, BICKFORD'S HOLDINGS COMPANY, INC.
                     BICKFORD'S FAMILY RESTAURANTS, INC. and
                              BANK OF AMERICA, N.A.

1. Loan Agreement Reference. This Supplement A, as it may be amended or modified from time to time, is a part of the Amended and Restated Loan and Security Agreement, dated as of April 22, 2002, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of August 5, 2002, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of December 30, 2002 and that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of January 31, 2003, between Borrower and Lender (the "Third Amendment") (together with all amendments, restatements, supplements and other modifications thereto, the "Loan Agreement"). Terms used and not defined herein which are defined in the Loan Agreement shall have the meaning ascribed to them therein unless the context requires otherwise. As used in this Supplement A,

         "EBITDA" means, as of the last day of any specified calendar month, Borrower's consolidated net earnings before interest expense, depreciation, amortization and provision for Taxes of the Borrower for the period from January 1, 2003 to and including the last day of such calendar month taking such period as one (1) accounting period. For purposes of this definition, (i) net earnings shall not include (x) any gains on the sale or other disposition of Investments (other than cash equivalents) or fixed assets and any extraordinary or nonrecurring items of income for the period to the extent that the aggregate of all such gains and extraordinary or nonrecurring items of income exceeds the aggregate of losses on such sales or other dispositions and extraordinary or nonrecurring charges during such period and (y) the aggregate amount of interest income earned after December 31, 2002 and included as income during such period, (ii) net earnings will be calculated without the effect of a reduction for fees paid by the Borrower to Lender as required under this Third Amendment, and (iii) interest expense shall include, without limitation, implicit interest expense on Capitalized Leases. Notwithstanding the foregoing, EBITDA shall be determined without giving effect to any reserve established, or increase or decrease thereof, for Fiscal Year 2002, or for any period thereafter.

         "Net Worth" means on the last day of any specified fiscal quarter, the consolidated net equity of the Borrower calculated in accordance with GAAP.

2. Additional Covenants. Until all of Borrower's Liabilities are paid in full, Borrower agrees that, unless Lender otherwise consents in writing, it will:

         SECTION 2.1. EBITDA. Maintain EBITDA as of the end of each calendar month in an amount not less than the amount set forth below for the applicable calendar month:

              Calendar Month Ending         EBITDA
              ---------------------         ------

              January 31, 2003              $  361,000
              February 28, 2003             $  834,000
              March 31, 2003                $1,428,000
              April 30, 2003                $1,947,000
              May 31, 2003                  $2,568,000
              June 30, 2003                 $3,264,000
              July 31, 2003                 $3,829,000
              August 31, 2003               $4,319,000
              September 30, 2003            $4,935,000
              October 31, 2003              $5,502,000
              November 30, 2003             $5,976,000
              December 31, 2003             $6,494,000
              January 31, 2004              $6,494,000

         SECTION 2.2. Net Worth. Maintain a Net Worth as of the end of each fiscal quarter of Borrower not less than the amount set forth for the applicable quarter:

              Fiscal Quarter Ending         Net Worth
              ---------------------         ---------

              March 31, 2003                $53,850,000
              June 30, 2003                 $54,000,000
              September 30, 2003            $54,225,000
              December 31, 2003             $54,350,000

The Net Worth covenants provided above are calculated using a deferred tax asset as of December 31, 2002 of $24,078,000. If the amount of the tax deferred asset as of December 31, 2002 is revised as a result of the ongoing audit, then the Net Worth covenants shall be revised to increase (in the event the tax deferred asset increases) or decrease (in the event the tax deferred asset decreases) in accordance with the tax deferred asset revision.

         SECTION 2.3 Capital Expenditures. Not, and not permit any Subsidiary to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, (A) the aggregate capitalized cost of all fixed assets purchased or otherwise acquired (other than by means of a Capitalized Lease) by Borrower and its Subsidiaries on a consolidated basis plus (B) the aggregate annual payments under Capitalized Leases (excluding the portion thereof representing imputed interest) of Borrower and its Subsidiaries on a consolidated basis (excluding, in each of (A) and (B), any fixed asset which constitutes a replacement for an asset which was the subject of a casualty or governmental taking to the extent the purchase or other acquisition thereof is funded by insurance proceeds or other payments received as a result of such casualty or taking) would exceed $4,000,000 for Fiscal Year 2003 or for any Fiscal Year thereafter, on a non-cumulative basis.